UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2012

SMART ONLINE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32634	95-4439334
(Commission File Number)	(IRS Employer Identification No.)

4505 Emperor Blvd., Suite 320 Durham, North Carolina	27703
(Address of Principal Executive Offices)	(Zip Code)

919-765-5000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 13, 2012, Smart Online, Inc., or the Company, entered into the Fifth Amendment to Convertible Secured Subordinated Note Purchase Agreement, Third Amendment to Convertible Secured Subordinated Promissory Notes and Fourth Amendment to Registration Rights Agreement, or the Fifth Amendment, with the holders of a majority of the aggregate outstanding principal amount of the Notes issued by the Company under the Convertible Secured Subordinated Note Purchase Agreement, dated November 14, 2007, as amended (as so amended, the Note Purchase Agreement).  The Fifth Amendment extends the original maturity date of the Notes from November 14, 2013 to November 14, 2016, and amends the Note Purchase Agreement and the Registration Rights Agreement, dated November 14, 2007, to reflect this extension.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Also, on June 13, 2012, the Company sold an additional convertible secured subordinated note due November 14, 2016 in the principal amount of $400,000, or the New Note, to a current noteholder upon substantially the same terms and conditions as the previously issued notes sold on November 14, 2007, August 12, 2008, November 21, 2008, January 6, 2009, February 24, 2009, April 3, 2009, June 2, 2009, July 16, 2009, August 26, 2009, September 8, 2009, October 5, 2009, October 9, 2009, November 6, 2009, December 23, 2009, February 11, 2010, April 1, 2010, June 2, 2010, July 1, 2010, August 13, 2010, August 30, 2010, September 14, 2010, September 30, 2010, November 9, 2010, February 7, 2011, March 4, 2011, April 6, 2011, May 4, 2011, September 6, 2011, October 11, 2011, November 7, 2011, December 14, 2011, January 5, 2012, February 10, 2012, March 9, 2012, April 2, 2012, May 8, 2012 and May 25, 2012 (collectively with the New Note, the Notes).  The Company is obligated to pay interest on the New Note at an annualized rate of 8% payable in quarterly installments commencing September 13, 2012. The Company is not permitted to prepay the New Note without approval of the holders of at least a majority of the aggregate principal amount of the Notes then outstanding.

All other terms of the New Note are as described in Item 1 and Exhibit 4.1 of the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2007 and November 12, 2008, under Item 2.03 of the Company’s Current Reports on Forms 8-K filed on November 21, 2008 and February 25, 2009, under Item 1.01 of the Company’s Current Report on Form 8-K filed on March 8, 2010 and under Item 1.01 of this Current Report on Form 8-K, which descriptions are incorporated herein by reference.

The Company plans to use the proceeds to meet ongoing working capital and capital spending requirements.

The sale of the New Note was made pursuant to an exemption from registration in reliance on Section 4(2) of the Securities Act of 1933, as amended.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 2.03 is hereby incorporated by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the annual meeting of the Company’s stockholders held on June 13, 2012, the Company’s stockholders elected four directors, each for a one-year term of office to serve until the Company’s 2013 annual meeting of stockholders and to serve until his successor shall have been duly elected and qualified or until his earlier resignation or removal.  The nominated directors received the following votes:

Name	For	Withhold	Broker Non-Vote
Robert M. Brinson, Jr.	9,490,177	200	0
Amir Elbaz	9,490,177	200	0
Shlomo Elia	9,490,177	200	0
Dror Zoreff	9,490,177	200	0

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The Company’s stockholders also ratified the appointment of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.  This proposal received the following votes:

For	Against	Abstain	Broker Non-Vote
9,490,177	200	0	N/A

The results reported above are final voting results.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

The Company hereby files the following exhibits:

99.1
Fifth Amendment to Convertible Secured Subordinated Note Purchase Agreement, Third Amendment to Convertible Secured Subordinated Promissory Notes and Fourth Amendment to Registration Rights Agreement, dated June 13, 2012, by and among Smart Online, Inc., Atlas Capital S.A. and Crystal Management Ltd.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART ONLINE, INC.

Date: June 19, 2012	By:	/s/ Thaddeus J. Shalek
	Name:	Thaddeus J. Shalek
	Title:	Chief Financial Officer

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